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                                                                    Exhibit 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the use of our report dated July 21, 2000 with respect to the financial statements of HT Medical Systems, Inc. incorporated by reference, from the Current Report on Form 8-K filed on January 2, 2001 by Immersion Corporation, in the Registration Statement (Form S-3 No. 33-_____) and related Prospectus of Immersion Corporation for the registration of 259,130 shares of its common stock.

Ernst & Young LLP
McLean, Virginia
January 2, 2001